UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2023

Hasbro, Inc.
(Exact name of registrant as specified in its charter)

Rhode Island	1-6682		05-0155090
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

1027 Newport Avenue	Pawtucket,	Rhode Island	02861
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code:   (401) 431-8697

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 par value per share	HAS	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 18, 2023, Hasbro, Inc. (the “Company”) held its 2023 annual meeting of shareholders (the “Annual Meeting”). As of the record date of March 22, 2023, there were 138,598,376 shares of common stock outstanding and entitled to notice of and to vote at the Annual Meeting. Of the record date shares, 121,777,706 shares of common stock, or 87.86%, were represented at the Annual Meeting. Set forth below are (i) the matters voted upon at the Annual Meeting, which are more fully described in the Company’s proxy statement filed with the U.S. Securities and Exchange Commission on April 3, 2023 (the “Proxy”), and (ii) the final certified results of the voting reported by Computershare Trust Company, N.A., the independent Inspector of Election for the Annual Meeting (the “Inspector of Election”).

Proposal 1 – Election of Directors

Shareholders elected the Company’s eleven (11) nominees to serve as directors on the Company’s Board of Directors until the 2024 annual meeting of shareholders, and until their successors are duly elected and qualified, or until their earlier death, resignation or removal. The voting results for this proposal were as follows:

Company Nominees	For	Against	Abstain	Broker Non-Votes
Michael R. Burns	109,522,030	2,041,981	132,259	10,081,436
Hope F. Cochran	108,285,689	2,142,618	1,267,963	10,081,436
Christian P. Cocks	110,911,904	660,177	124,189	10,081,436
Lisa Gersh	102,784,911	8,753,570	157,789	10,081,436
Elizabeth Hamren	110,235,037	1,289,952	171,281	10,081,436
Blake Jorgensen	110,627,162	890,513	178,595	10,081,436
Tracy A. Leinbach	105,330,286	6,191,521	174,463	10,081,436
Laurel J. Richie	108,890,634	2,634,972	170,664	10,081,436
Richard S. Stoddart	110,141,926	1,399,550	154,794	10,081,436
Mary Beth West	109,599,159	1,970,657	126,454	10,081,436
Linda Zecher Higgins	110,573,142	965,329	157,799	10,081,436

Proposal 2 – Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers

Shareholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as such compensation is disclosed in the “Compensation Discussion and Analysis” and “Executive Compensation” sections in the Proxy. The voting results for this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
102,067,277	9,484,857	144,136	10,081,436

Proposal 3 – Advisory Vote on the Frequency of the Shareholder Vote to Approve the Compensation of the Company’s Named Executive Officers

Shareholders approved, on an advisory basis, having the shareholder vote on the compensation for the Company’s Named Executive Officers annually (every one year), as opposed to every two years or every three years. The voting results for this proposal were as follows:

1 Year	2 Years	3 Years	Abstained	Broker Non-Votes
109,010,497	75,142	2,535,755	74,876	10,081,436

The Board had recommended to shareholders that the vote on the Compensation of the Company’s Named Executed Officers be held every one year, and in accordance with the results on this vote it is the intent of the Board to submit the vote on the Compensation of the Company’s Named Executive Officers to the shareholders every year.

Proposal 4 –Approve Amendments to the Company’s 2003 Stock Incentive Performance Plan

Shareholders approved the amendments to the Company’s Restated 2003 Stock Incentive Performance Plan, as such amendments are described in the Proxy. The voting results for this proposal were as follows:

For	Against	Abstain	Broker Non-Votes
105,090,078	6,421,293	184,899	10,081,436

Proposal 5 – Ratification of the Selection of Independent Registered Public Accounting Firm

Shareholders ratified the selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year 2023. The voting results for this proposal were as follows:

For	Against	Abstained
114,044,251	7,642,060	91,395

No other matters were properly presented for consideration or shareholder action at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HASBRO, INC.

	By:	/s/ Tarrant Sibley
	Name:	Tarrant Sibley
	Title:	Executive Vice President and Chief Legal Officer
Date: May 22, 2023